CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 33-44254 and 811-6490) of our reports dated December 29, 2014, with respect to Dreyfus Diversified International Fund and dated February 26, 2015, with respect to Dreyfus Large Cap Equity Fund and Dreyfus Large Cap Growth Fund, (three of the series comprising Dreyfus Premier Investment Funds, Inc.) (collectively, the “Funds”, each, a “Fund”) on the financial statements and financial highlights of the Funds included in each Fund’s annual report for the fiscal years ended October 31, 2014, with respect to Dreyfus Diversified International Fund, and December 31, 2014, with respect to Dreyfus Large Cap Equity Fund and Dreyfus Large Cap Growth Fund.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

September 25, 2015